Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2024, in Pre-effective Amendment No. 1 to Post-effective Amendment No. 5 to the Registration Statement (Form F-3 No. 333-276216) and related Prospectus of Metals Acquisition Limited for the registration of 55,640,065 Ordinary Shares.

/s/ Ernst & Young LLP

Toronto, Canada

September 25, 2024